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                                                                      EXHIBIT 10



               EMPLOYMENT AGREEMENT DATED AS OF JANUARY 24, 2000
                        BETWEEN THE WALT DISNEY COMPANY
                              AND ROBERT A. IGER


     AGREEMENT (the "Agreement") made as of January 24, 2000 by and between THE WALT DISNEY COMPANY ("Disney") and ROBERT A. IGER ("Executive").

     In consideration of the mutual covenants contained herein, Executive and Disney hereby agree as follows:

1.   Term
     ----

     The initial term of Executive's employment hereunder shall commence on and as of January 24, 2000, and shall expire on the fourth anniversary thereof (i.e., January 24, 2004) unless earlier terminated as hereinafter provided.
 ----

2.   Salary
     ------

     In full consideration for all rights and services provided by Executive hereunder, Executive shall receive an annual salary of $1,500,000, of which $1,000,000 shall be payable in accordance with Employer's then prevailing payroll policy, and $500,000 of which shall be deferred and shall be paid, together with interest thereon (which interest shall accrue at the rate of the applicable federal rate for mid-term treasuries (currently 6.8% compounded annually), which rate shall be reset annually on the basis of the rate in effect for March for each year during which the deferral shall be in effect), by Disney to Executive upon a date which shall be not less than thirty days after the date Executive shall no longer be subject to the provisions of Section 162(m) of the Internal Revenue Code. Executive's salary shall be subject to annual review by Disney for increase.

3.   Bonus
     -----

     Bonus compensation for Executive shall be subject to the discretion of the Executive Performance Subcommittee of the Board of Directors of Disney in accordance with Disney's Annual Bonus Performance Plan for Executive Officers (or any successor plan thereto).

4.   Special Payment
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     As an inducement for Executive to enter into this Agreement and in discharge of all obligations of Disney and/or any of its affiliated entities to provide compensation (other than previously granted stock options) to Executive pursuant to any prior arrangements between Executive and Disney and/or any affiliated entity thereof, Disney shall pay to Executive, within ten business days of the execution hereof by both parties, the amount of $2,200,000.

5.   Stock Options
     -------------

     All stock options heretofore granted to Executive shall be subject to the following: All shares issuable upon exercise of any such options shall be registered on Form S-8 or any successor form or other applicable form under the Securities Act of 1933 and Disney shall, subject to the provisions of the plan, seek to keep such registration effective at all required times. For the purpose of such options, a termination of Executive's employment shall not be deemed to be for "cause" unless such termination constitutes termination for "good cause" as defined in Paragraph 10(a)(iii) below.

6.   Title
     -----

     Executive shall be employed hereunder in the position of President and Chief Operating Officer of Disney and shall report to the Chief Executive Officer of Disney. In addition, Disney agrees to nominate Executive for election to its board of directors as a member of the management slate at each annual meeting of stockholders during the term of his employment hereunder or, if there shall at any time be director classes, at each such meeting at which Executive's director class comes up for election. Executive agrees to serve on the board if elected.

7.   Duties
     ------

     Executive shall devote substantially all of his business time to personally and diligently performing on an exclusive basis such duties, which services shall not be inconsistent with his position as President and Chief Operating Officer of Disney, as are assigned to him from time to time by the Chief Executive Officer of Disney, and any other duties accepted or undertaken by Executive.

8.   Expenses
     --------

     Executive shall be expected to incur various business expenses customarily incurred by persons holding like positions, including but not limited to traveling, entertainment and similar expenses, all of which are to be incurred by Executive for the benefit of Disney. Subject to Disney's policy regarding the reimbursement and non-reimbursement of all such expenses, Employer shall reimburse Executive for such expenses from time to time, at Executive's request, and Executive shall account to Employer for such expenses.

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9.   Benefits
     --------

     (a) Except as otherwise specifically provided hereunder, Executive shall be entitled to receive and participate in all employee welfare benefit plans generally made available to the highest level of senior executives of Disney, including, without limitation, participation in Disney's medical, dental, life insurance and disability benefit plans, in accordance with the normal policies and practices of Disney.

     (b) Executive shall be provided with an automobile in accordance with Disney's standard automobile policy.

     (c) In addition, Disney will provide Executive with such other perquisites as may be made generally available to the highest level of senior executives of Disney.

10.  Termination by Disney
     ---------------------

     (a) Disney shall have the right to terminate this Agreement, including the term of Executive's employment under this Agreement, under the following circumstances:

               (i)    Upon the death of Executive.

               (ii) Upon notice from Disney to Executive in the event of a total and permanent disability which has incapacitated him from performing his duties for six consecutive months as determined in good faith by the Board of Directors of Disney.

               (iii) For good cause upon written notice from the Disney. Termination by Disney of Executive's employment for "good cause" as used in this Agreement shall be limited to willful gross neglect or malfeasance by Executive in the performance of his duties or the unilateral resignation by Executive as an employee of Disney without the prior written consent of Disney.

     (b) If this Agreement is terminated pursuant to Paragraph 10(a) above, Executive's rights and Disney's obligations hereunder shall forthwith terminate except as expressly provided in this Agreement.

     (c) If this Agreement is terminated pursuant to Paragraph 10(a)(i) or (ii) hereof, Executive or his estate shall, in addition to the payments and benefits referred to in Paragraph 9(d), be entitled to receive one hundred percent (100%) of his annual salary (including deferred salary) for an additional 12 months, seventy-five percent (75%) of such salary for 12 months thereafter, and fifty percent (50%) of such salary for the next 12 months. In addition, all of Executive's stock options shall accelerate and become immediately exercisable for the period specified in the relevant stock option agreements (which shall be 18 months from date of death or disability, but not beyond the originally scheduled term of the option in the case of the option granted on

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February 9, 1996, and 18 months from date of death and 12 months from date of disability with respect to all other options, but not beyond the originally scheduled term of such options), and Executive or his estate shall be paid a pro rata bonus for the year in which death or termination for disability occurred which will be calculated on the basis of an assumed bonus for the full year equal to the greater of $1,000,000 or the annual bonus received by Executive for the prior fiscal year of Disney. Executive or his estate shall also be entitled to other benefits in accordance with and subject to the terms of the relevant plans and programs of Disney applicable to Executive at the time of his death or disability.

     (d) If this Agreement is terminated pursuant to Paragraph 10(a)(iii), Disney shall have no obligation to Executive hereunder, except to (i) pay any amounts unconditionally accrued under any pension or benefit plans of Disney or any of its affiliates companies in accordance with the terms thereof, (ii) pay amounts earned, unconditionally accrued or owing to Executive but not yet paid, including, without limitation, any salary (including deferred salary plus accrued interest thereon) earned through the date of termination, and (iii) provide other benefits unconditionally accrued and vested on the date of termination, if any, in accordance with applicable plans and programs of Disney or any of its affiliated companies.

     (e) Whenever compensation is payable to Executive hereunder during a time when he is partially or totally disabled and such disability (except for the provisions hereof) would entitle him to disability income or to base salary continuation payments from Disney according to the terms of any plan now or hereafter provided by Disney or any subsidiaries thereof or according to any Disney policy in effect at the time of such disability, the compensation payable to him hereunder shall be inclusive of any such disability income or base salary continuation and shall not be in addition thereto. If disability income is payable directly to Executive by an insurance company under an insurance policy paid for by Disney or any subsidiaries thereof, the amounts paid to him by said insurance company shall be considered to be part of the payments to be made by Disney to him pursuant to this Paragraph 10, and shall not be in addition thereto.

11.  Termination by Executive
     ------------------------

     Executive shall have the right to terminate this Agreement, including his employment under this Agreement, upon at least 30 days' notice to Disney given within 60 days following the occurrence of any of the following events without his consent, provided that Disney shall have 30 days after the date such notice has been given to Disney in which to cure the conduct specified in such notice:

               (i) a reduction in Executive's compensation rights hereunder (salary or stock options), other than as permitted hereunder or, in the case of stock options, under the applicable stock option plan or related rules, or material reduction of any employee benefit or perquisite provided by Disney (other than as part of an across-

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the-board reduction in such employee benefit or perquisite generally applicable to all senior executives of Disney;

          (ii) the failure to continue Executive in his position as provided in Paragraph 6 hereof, removal of him from such position or failure to nominate him for election to Disney's board of directors as provided in Paragraph 6 hereof;

          (iii) a material diminution in Executive's duties under Paragraph 7, the assignment to Executive of duties which are materially inconsistent with such duties, or a change in the reporting relationship of Executive so that he no longer reports as provided in Paragraph 6 above;

          (iv) the relocation of Executive's principal office to a location more than 50 miles from Manhattan or more than 50 miles outside of the greater Los Angeles area.

     With respect to subparagraph (iii) above, Executive's duties and responsibilities shall not be deemed materially reduced for purposes hereof solely by virtue of the fact that Disney is (or substantially all of its assets are) sold to, or is combined with, another entity provided that (a) Executive shall continue to have the same duties, responsibilities and authority with respect to Disney's business (including but not limited to entertainment and recreation, parks and resorts, broadcasting, cable, direct broadcast satellite, filmed entertainment, consumer products, music and the internet) as he had immediately prior to the time of such sale or combination and (b) Executive shall continue to report directly to the chief executive officer and/or board of directors of the entity that represents all or substantially all of the continued businesses of Disney or any of its affiliated companies.

12.  Consequences of Breach by Disney
     --------------------------------

     If this Agreement is terminated pursuant to Paragraph 11 hereof, or if Disney shall terminate Executive's employment under this Agreement in any other way that is a breach of this Agreement by Disney, Executive shall be entitled to the following, which he acknowledges to be fair and reasonable, as his sole and exclusive remedy, in lieu of all other remedies at law or in equity, for any such termination:

          (i) salary (including deferred salary and interest accrued thereon) through the date of termination;

          (ii) salary (including deferred salary and accrued interest thereon), at the annualized rate in effect immediately prior to the date of termination of Executive's employment (or in the event a reduction in base salary is the basis for a termination pursuant to Paragraph 11 above, then the base salary in effect immediately prior to such reduction), for the balance of the originally scheduled term of this Agreement;

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          (iii)  annual bonus for the year in which termination occurs based on an assumed bonus equal to the greater of $1,000,000 or the annual bonus received by Executive for the prior fiscal year of Disney, payable in a single installment promptly after his termination;

          (iv) the right to exercise all stock options in full for the period provided in the relevant stock option agreement (which shall be twelve months in the case of the stock option granted to Executive on February 9, 1996, and three months for all other options granted to Executive, but in all cases not beyond the originally scheduled term of the relevant option); provided, however, that
                                                       --------  -------
notwithstanding the foregoing, no stock options which may at any time hereafter be granted to Executive shall be included or taken into account in the calculation of the payments provided for in Paragraph 18 hereof unless such inclusion or taking into account is expressly provided for in the stock option agreement(s) evidencing any such future grant(s);

          (v) any amounts earned, unconditionally accrued or owing to Executive but not yet paid; and

          (vi) other benefits in accordance with applicable plans and programs of Employer.

13.  Services Unique
     ---------------

     Executive recognizes that Executive's services hereunder are of a special, unique, unusual, extraordinary and intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated for in damages, and in the event of a breach of this Agreement by Executive (particularly, but without limitation, with respect to the provisions hereof relating to the exclusivity of Executive's services and the provisions of Paragraph 14 hereof), Employer shall, in addition to all other remedies available to it, be entitled to equitable relief by way of injunction and any other legal or equitable remedies.

14.  Protection of Employer's Interests
     ----------------------------------

     (a) During the term of Executive's employment by Disney, Executive will not compete in any manner, directly or indirectly, whether as a principal, employee, agent or owner, with Disney or any affiliate thereof, except that the foregoing will not prevent Executive from holding at any time less than 2% of the outstanding capital stock of any company whose stock is publicly traded.

     (b) To the extent permitted by law, all rights worldwide with respect to any and all intellectual or other property of any nature produced, created or suggested by Executive during the term of Executive's employment with Disney or any affiliated Company or resulting from Executive's services shall be deemed to be a work made for

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hire and shall be the sole and exclusive property of Disney. Executive agrees to execute, acknowledge and deliver to Disney at Disney's request, such further documents as Disney finds appropriate to evidence Disney's and/or any affiliated company's rights in such property. Any confidential and/or proprietary information of Disney or any affiliate thereof shall not be used by Executive or disclosed or made available by Executive to any person except (i) as required in the course of Executive's employment or (ii) when required to do so by a court of law, by any governmental agency having supervisory authority over the business of Disney or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information, it being understood that Executive will promptly notify Disney of such requirement so that Disney may seek to obtain a protective order. Upon expiration or earlier termination of the term of Executive's employment, Executive shall return to Disney all such information that exists in written or other physical form (and all copies thereof) under Executive's control. Without limiting the generality of the foregoing, Executive acknowledges signing and delivering to Disney, The Walt Disney Company and Associated Companies Confidentiality Agreement and The Walt Disney Company and Associated Companies Statement of Policy Regarding Conflicts of Interest and Business Ethics and Questionnaire Regarding Compliance and Executive agrees that all terms and conditions contained therein, and all of Executive's obligations and commitments provided for therein, shall be deemed, and hereby are, incorporated into this Agreement as if set forth in full herein. The provisions of this paragraph shall survive the expiration or earlier termination of this Agreement.

15.  Arbitration
     -----------

     (a) Any dispute regarding any of the terms and conditions of this Agreement (a "Dispute") between Executive and Disney shall be settled by arbitration in the Los Angeles and, except as herein specifically stated, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") then in effect, subject to the provisions of this Agreement. Any judgment upon the determination reached by the arbitrators may be entered in any court having jurisdiction of the subject matter thereof. The parties hereby submit to the in personam jurisdiction of the courts of the State of California
                 --------
for purposes of confirming any such determination and entering judgment in respect thereof.

     (b) Any such arbitration shall be conducted before a panel of three arbitrators, who shall be compensated for their services at a rate to be determined by the parties or by the American Arbitration Association in the event the parties are not able to agree upon their rate of compensation.

     (c) Within five calendar days of notice by a party seeking arbitration under this provision, the party requesting arbitration shall appoint one person as arbitrator, and within ten calendar days thereafter the other party shall appoint the second arbitrator. Within ten business days after the appointment of the second arbitrator, the

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two arbitrators so chosen shall mutually agree upon the selection of the third impartial and neutral arbitrator, who (i) shall possess demonstrable knowledge and experience in the entertainment industry and (ii) shall have had no dealings with either party during the preceding 5 years.

     (d) In the event the chosen arbitrators cannot agree upon the selection of the third arbitrator, the AAA Rules for the selection of such an arbitrator shall be followed, except the selection shall be from such persons as are described in the immediately preceding subparagraph (c). If the other party shall fail to designate the second arbitrator, the sole arbitrator appointed shall have the power to appoint, in his sole discretion, both the second and third arbitrators. If a party fails to appoint a successor to its appointed arbitrator within ten business days of the death, resignation or other incapacity of such arbitrator, the remaining two arbitrators shall appoint such successor. The majority decision of the arbitrators will be final and conclusive upon the parties hereto.

     (e) Each party hereby agrees to pay one-half of the compensation to be paid to the arbitrators in any such arbitration and one-half of the costs of transcripts and other expenses of the arbitration proceedings and all of his or its own attorney's fees and other expenses; provided, however, that if Executive is the prevailing party in any arbitration, he shall be entitled to apply to the arbitrators for an award to be paid by Disney of his reasonable attorneys' fees and costs, arbitrators' fees and costs and all other costs of arbitration and if the arbitrators shall conclude that Disney's position in such arbitration was unreasonable, the arbitrators may, in their discretion, make an award to Executive of any part or all of such fees and costs, provided further that Disney shall have the right to contest any such application and the amount of any such award.

     (f) All testimony of witnesses at any arbitration proceeding held pursuant to these provisions shall be taken under oath, and the rules of evidence of the State of New York and judicial interpretations thereunder shall be strictly followed. The actual arbitration hearing or hearings shall be transcribed by a reporter.

     (g) The parties shall be entitled to conduct discovery proceedings in accordance with the California Code of Civil Procedure, and the rules of evidence of the California Evidence Code shall apply.

     (h) The arbitrators chosen in accordance with these provisions shall not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the other provisions of this Agreement.

     (i) Except as herein specifically provided, arbitration shall be the sole and exclusive remedy of the parties for a Dispute.

16.  FCC Provision
     -------------

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     Executive acknowledges that Executive has been provided by Disney with a copy of Section 508 of the Federal Communications Act of 1934, as amended, relating in part to receiving or paying consideration for product identification in television programs, that Executive is familiar with the provisions thereof and that Executive will fully comply therewith during the term of this Agreement. Without limiting the foregoing, however, and whether or not Section 508 is applicable to his activities, Executive agrees that Executive will not, without Employer's prior written consent, accept any compensation or gift, from any person, firm or corporation (other than Employer or its affiliates) where such compensation or gift is, or may appear to be, in consideration of Executive's acting in a particular manner in relation to the business of such person, firm or corporation with Employer or any affiliate thereof.

17.  No Conflict with Prior Agreements; Due Authorization
     ----------------------------------------------------

     Executive represents to Disney that neither Executive's commencement of employment hereunder nor the performance of Executive's duties hereunder conflicts with any contractual commitment on Executive's part to any third party or violates or interferes with any rights of any third party. Disney represents to Executive that it is fully authorized and empowered by action of the its Board of Directors to enter into this Agreement and that performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or other entity.

18.  Certain Payments
     ----------------

     The parties believe that the payments to Executive hereunder do not constitute "Excess Parachute Payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding such belief, if any payment or benefit under this Agreement is determined to be an "Excess Parachute Payment" the Employer shall pay Executive an additional amount ("Tax Payment") such that (x) the excess of all Excess Parachute Payments (including payments under this sentence) over the sum of excise tax thereon under Section 4999 of the Code and income tax thereon under Subtitle A of the Code and under applicable state law is equal to (y) the excess of all Excess Parachute Payments (excluding payments under this sentence) over income tax thereon under Subtitle A of the Code and under applicable state law.

19.  Post-Termination Obligations
     ----------------------------

     After the expiration or earlier termination of Executive's employment hereunder for any reason whatsoever, Executive shall not either alone or jointly, with or on behalf of others, either directly or indirectly, whether as principal, partner, agent, shareholder, director, employee, consultant or otherwise, at any time during a period of two years following such expiration or termination, offer employment to, or solicit the employment or engagement of, or otherwise entice away from the employment of Disney or any affiliated entity, either for Executive's own account or for any other person, firm or

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company, any person who is employed by Disney or any such affiliated entity, whether or not such person would commit any breach of his contract of employment by reason of his leaving the service of Disney or any affiliated entity.

20.  Entire Agreement; Amendments; Waiver, Etc.
     -----------------------------------------

     (a) This Agreement supersedes all prior or contemporaneous agreements and statements, whether written or oral, concerning the terms of Executive's employment, and no amendment or modification of this Agreement shall be effective unless set forth in a writing signed by Disney and Executive. No waiver by either party of any breach by the other party of any provision or condition of this Agreement shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or Disney, as the case may be.

     (b) Nothing herein contained shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. Without limiting the generality of the foregoing, in the event any compensation or other monies payable hereunder shall be in excess of the amount permitted by any statute, law, ordinance, regulation or wage guideline which may be in affect at any time or from time to time, payment of the maximum amount then allowed thereby shall constitute full compliance by Disney with the payment requirements of this Agreement.

     (c) This Agreement and all rights hereunder are personal to Executive and shall not be assignable; provided, however, that all of Executive's rights
                         --------  -------
accrued hereunder following his death shall inure to the benefit of his widow, personal representatives or designees or other legal representatives, as the case may be. Disney may assign its rights under this Agreement to any successor by merger, purchase, consolidation or otherwise, provided that such successor assumes all of the liabilities, obligations and duties of Disney under this Agreement, either contractually or as a matter of law.

     (d) The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or Executive's employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

     (e) This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to principles of conflict of laws.

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     (f)  All payments required to be made to Executive hereunder, whether during the term of his employment hereunder or otherwise, shall be subject to all applicable federal, state and local tax withholding laws.

21.  Indemnification
     ---------------

     Indemnification shall be provided to Executive pursuant to an agreement substantially equivalent to Disney's standard form of indemnification for senior officers, a copy of which has been previously provided to Executive.

22.  Notices
     -------

     All notices that either party is required or may desire to give the other shall be in writing and given either personally or by depositing the same in the United States mail addressed to the party to be given notice as follows:

     To Employer:        500 South Buena Vista Street
                         Burbank, California  91521
                         Attn:  Chairman and Chief Executive Officer

     To Executive:       500 South Buena Vista Street
                         Burbank, California  91521
                         Attn:  Robert A. Iger

Either party may by written notice designate a different address for giving of notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

23.  Headings
     --------

     The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE WALT DISNEY COMPANY

By: /s/ Michael D. Eisner              /s/ Robert A. Iger
  ---------------------------         ------------------
Title:                                 Robert A. Iger

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